Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces First Quarter Fiscal 2020

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $484.5 million in Q1 FY’20, an increase of 4% (7% at constant currency) from Q1 FY’19.
▪	Net income attributable to Korn Ferry was $43.0 million in Q1 FY’20.
▪	Operating income was $60.3 million in Q1 FY’20 with an operating margin of 12.5%. EBITDA was $74.9 million with EBITDA margin of 15.5%.
▪	Q1 FY’20 diluted earnings per share and adjusted diluted earnings per share was $0.76.
▪

The Company continued with its balanced approach to capital allocation, buying back 968,000 shares or $37.2 million of stock through today and declaring a quarterly dividend of $0.10 per share on September 4, 2019 payable on October 15, 2019 to stockholders of record on September 27, 2019.

Los Angeles, CA, September 5, 2019 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $484.5 million with diluted earnings per share of $0.76.

“I am pleased to report fee revenue of $484.5 million, an increase of 4% quarter over quarter with 7% growth at constant currency for the fiscal first quarter, led by our RPO & Professional Search offering, which grew 24% quarter over quarter or 27% at constant currency – the 21st consecutive quarter of near double-digit growth at actual and constant currency. Earnings remained strong in the first quarter with net income attributable to Korn Ferry of $43.0 million and EBITDA at $74.9 million. We also continue to allocate capital to share repurchases, buying back, fiscal year to date, approximately 968,000 shares, using total cash of approximately $37.2 million,” said Gary D. Burnison, CEO, Korn Ferry.

“Our financial results for the first quarter demonstrate the durability of our business model. We are substantially different today than we were even a few years ago. We’ve evolved from a mono-line business to a global organizational consulting firm – synchronizing a client’s strategy and talent to drive superior performance. More than organizational strategy or compensation advisory, more than talent acquisition and more than leadership development – Korn Ferry enables people and organizations to be more than: simply put, to exceed their potential.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’20	FY’19
Fee revenue	$484.5	$465.6
Total revenue	$496.2	$478.4
Operating income (loss)	$60.3	$(55.1)
Operating margin	12.5%	(11.8%)
Net income (loss) attributable to Korn Ferry	$43.0	$(38.6)
Basic earnings (loss) per share	$0.77	$(0.70)
Diluted earnings (loss) per share	$0.76	$(0.70)

EBITDA Results (b):	First Quarter
	FY’20	FY’19
EBITDA	$74.9	$(38.9)
EBITDA margin	15.5%	(8.3%)

Adjusted Results (c):	First Quarter
	FY’20	FY’19
Adjusted EBITDA (b)	$74.9	$70.8
Adjusted EBITDA margin (b)	15.5%	15.2%
Adjusted net income attributable to Korn Ferry	$43.0	$44.2
Adjusted basic earnings per share	$0.77	$0.79
Adjusted diluted earnings per share	$0.76	$0.78

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude tradename write-offs and integration/acquisition costs.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’20	FY’19
Tradename write-offs	$—	$106.6
Integration/acquisition costs	$—	$3.1

Fee revenue was $484.5 million in Q1 FY’20, an increase of 4% (7% increase on a constant currency basis) compared to Q1 FY’19.  The increase in fee revenue was due to growth in RPO and Professional Search.

Net income attributable to Korn Ferry was $43.0 million in Q1 FY’20 as compared to a loss of $38.6 million in Q1 FY’19.  The increase in net income attributable to Korn Ferry resulted from a decrease in general and administrative expenses mainly due to the $106.6 million tradename write-offs in Q1 FY’19, partially offset by an increase in income tax provision in Q1 FY’20.

Operating margin was 12.5% in Q1 FY’20 compared to (11.8%) in the year-ago quarter.  The increase in operating margin was primarily due to the decrease in general and administrative expenses as described above and an increase in fee revenue, partially offset by an increase in compensation and benefits.

Adjusted EBITDA margin was 15.5%, compared to 15.2% in the year-ago quarter.

Results by Segment

Selected Advisory Data

(dollars in millions) (a)

	First Quarter
	FY’20	FY’19
Fee revenue	$195.5	$195.4
Total revenue	$199.3	$200.1
Operating income (loss)	$25.8	$(83.1)
Operating margin	13.2%	(42.5%)

Ending number of consultants and execution staff (b)	1,758	1,621
Staff utilization (c)	67%	67%

EBITDA Results (d):	First Quarter
	FY’20	FY’19
EBITDA	$34.6	$(75.1)
EBITDA margin	17.7%	(38.4%)

Adjusted Results (e):	First Quarter
	FY’20	FY’19
Adjusted EBITDA (d)	$34.6	$34.5
Adjusted EBITDA margin (d)	17.7%	17.7%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing advisory services.
(c)	Calculated by dividing the number of hours our full-time Advisory professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	First Quarter
	FY’20	FY’19
Tradename write-offs	$—	$106.6
Integration/acquisition costs	$—	$3.0

Fee revenue was $195.5 million in Q1 FY’20 compared to $195.4 million in Q1 FY’19, flat as reported and up 3% on a constant currency basis.

Operating income was $25.8 million in Q1 FY’20 with an operating margin of 13.2% compared to an operating loss of $83.1 million and an operating margin of (42.5%) in the year-ago quarter.  The change of $108.9 million from the operating loss in the year-ago quarter to operating income in the current quarter was primarily due to the tradename write-offs in Q1 FY’19 of $106.6 million.

Adjusted EBITDA was $34.6 million in Q1 FY’20 with an Adjusted EBITDA margin of 17.7% compared to $34.5 million and 17.7%, respectively, in the year-ago quarter.

Selected Executive Search Data

(dollars in millions) (a)

	First Quarter
	FY’20	FY’19
Fee revenue	$193.2	$192.9
Total revenue	$198.0	$198.0
Operating income	$45.6	$40.9
Operating margin	23.6%	21.2%

Ending number of consultants	569	545
Average number of consultants	567	543
Engagements billed	3,855	3,822
New engagements (b)	1,695	1,708

EBITDA and Adjusted Results (c):	First Quarter
	FY’20	FY’19
EBITDA and Adjusted EBITDA	$48.9	$46.8
EBITDA and Adjusted EBITDA margin	25.3%	24.2%

________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $193.2 million and $192.9 million in Q1 FY’20 and Q1 FY’19, respectively, flat as reported and up 2% on a constant currency basis.

Operating income was $45.6 million in Q1 FY’20 compared to $40.9 million in Q1 FY’19.  Operating margin was 23.6% in Q1 FY’20 compared to 21.2% in the year-ago quarter.  The increase in operating income was mainly due to a decrease in compensation and benefits expense.

EBITDA was $48.9 million in Q1 FY’20 with an EBITDA margin of 25.3% compared to $46.8 million and 24.2%, respectively, in the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	First Quarter
	FY’20	FY’19
Fee revenue	$95.8	$77.3
Total revenue	$98.9	$80.2
Operating income	$15.0	$11.6
Operating margin	15.7%	15.1%

Engagements billed (b)	1,436	1,346
New engagements (c)	767	771

EBITDA and Adjusted Results (d):	First Quarter
	FY’20	FY’19
EBITDA and Adjusted EBITDA	$16.1	$12.5
EBITDA and Adjusted EBITDA margin	16.8%	16.2%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $95.8 million in Q1 FY’20, an increase of $18.5 million or 24% (27% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was primarily driven by an increase in fee revenue in recruitment process outsourcing and professional search of $11.9 million and $6.6 million, respectively, in Q1 FY’20 compared to Q1 FY’19.

Operating income was $15.0 million in Q1 FY’20, an increase of $3.4 million compared to Q1 FY’19 operating income of $11.6 million.  Operating margin was 15.7% in the current quarter compared to 15.1% in the year-ago quarter.  The increase in operating income was due to higher fee revenue in Q1 FY’20 compared to Q1 FY’19, partially offset by an increase in compensation and benefits expense driven by a 31% increase in average headcount.

EBITDA was $16.1 million during Q1 FY’20, an increase of $3.6 million compared to Q1 FY’19.  EBITDA margin was 16.8% in Q1 FY’20 and 16.2% in Q1 FY’19.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q2 FY’20 fee revenue is expected to be in the range of $485 million and $505 million; and
▪	Q2 FY’20 diluted earnings per share is likely to range between $0.76 to $0.84.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, expansion of social media platforms, seasonality, ability to effect acquisition and integrate recently acquired businesses, employment liability risk, the impact of rebranding on the Company’s products and services; the expected timing of the Company’s rebranding and entity rationalization plan, and the costs of the Company’s rebranding and entity rationalization plan.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs and tradename write-offs, net of income tax effect;
•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs and tradename write-offs, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude integration/acquisition costs and tradename write-offs, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges represent 1) costs we incurred to acquire and integrate a portion of our Advisory business and 2) tradename write-offs associated with the rebranding plan initiated by Korn Ferry.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2019	2018
	(unaudited)
Fee revenue	$484,549	$465,568
Reimbursed out-of-pocket engagement expenses	11,649	12,794
Total revenue	496,198	478,362

Compensation and benefits	328,496	321,905
General and administrative expenses	65,807	168,724
Reimbursed expenses	11,649	12,794
Cost of services	17,135	18,327
Depreciation and amortization	12,777	11,731
Total operating expenses	435,864	533,481

Operating income (loss)	60,334	(55,119)
Other income, net	1,826	4,520
Interest expense, net	(4,057)	(4,103)

Income (loss) before provision (benefit) for income taxes	58,103	(54,702)
Income tax provision (benefit)	14,453	(16,110)
Net income (loss)	43,650	(38,592)
Net income attributable to noncontrolling interest	(699)	(19)
Net income (loss) attributable to Korn Ferry	$42,951	$(38,611)

Earnings (loss) per common share attributable to Korn Ferry:
Basic	$0.77	$(0.70)
Diluted	$0.76	$(0.70)

Weighted-average common shares outstanding:
Basic	55,266	55,378
Diluted	55,635	55,378

Cash dividends declared per share:	$0.10	$0.10

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2019	2018	% Change

Fee revenue:
Advisory	$195,526	$195,375	0.1%
Executive Search:
North America	111,722	112,097	(0.3%)
EMEA	46,530	46,654	(0.3%)
Asia Pacific	27,362	26,295	4.1%
Latin America	7,585	7,878	(3.7%)
Total Executive Search	193,199	192,924	0.1%
RPO and Professional Search	95,824	77,269	24.0%
Total fee revenue	484,549	465,568	4.1%
Reimbursed out-of-pocket engagement expenses	11,649	12,794	(8.9%)
Total revenue	$496,198	$478,362	3.7%

Operating income (loss):		Margin		Margin
Advisory	$25,791	13.2%	$(83,079)	(42.5%)
Executive Search:
North America	30,322	27.1%	26,514	23.7%
EMEA	7,311	15.7%	6,969	14.9%
Asia Pacific	6,993	25.6%	6,641	25.3%
Latin America	1,010	13.3%	754	9.6%
Total Executive Search	45,636	23.6%	40,878	21.2%
RPO and Professional Search	15,041	15.7%	11,645	15.1%
Corporate	(26,134)		(24,563)
Total operating income (loss)	$60,334	12.5%	$(55,119)	(11.8%)

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	April 30,
	2019	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$424,637	$626,360
Marketable securities	8,508	8,288
Receivables due from clients, net of allowance for doubtful accounts of $21,732 and $21,582 at July 31, 2019 and April 30, 2019, respectively	432,758	404,857
Income taxes and other receivables	30,529	26,767
Unearned compensation	45,380	42,003
Prepaid expenses and other assets	33,311	28,535
Total current assets	975,123	1,136,810

Marketable securities, non-current	134,148	132,463
Property and equipment, net	137,367	131,505
Operating lease right-of-use assets, net	219,412	-
Cash surrender value of company-owned life insurance policies, net of loans	126,752	126,000
Deferred income taxes	41,191	43,220
Goodwill	578,567	578,298
Intangible assets, net	79,581	82,948
Unearned compensation, non-current	92,365	80,924
Investments and other assets	22,052	22,684
Total assets	$2,406,558	$2,334,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$33,174	$39,156
Income taxes payable	19,199	21,145
Compensation and benefits payable	156,208	328,610
Operating lease liability, current	46,854	-
Other accrued liabilities	156,218	162,047
Total current liabilities	411,653	550,958

Deferred compensation and other retirement plans	269,380	257,635
Operating lease liability, non-current	207,603	-
Long-term debt	223,094	222,878
Deferred tax liabilities	1,048	1,103
Other liabilities	29,386	58,891
Total liabilities	1,142,164	1,091,465

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 73,076 and 72,442 shares issued and 56,596 and 56,431 shares outstanding at July 31, 2019 and April 30, 2019, respectively	645,299	656,463
Retained earnings	697,715	660,845
Accumulated other comprehensive loss, net	(82,114)	(76,652)
Total Korn Ferry stockholders' equity	1,260,900	1,240,656
Noncontrolling interest	3,494	2,731
Total stockholders' equity	1,264,394	1,243,387
Total liabilities and stockholders' equity	$2,406,558	$2,334,852

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2019	2018
	(unaudited)
Net income (loss) attributable to Korn Ferry	$42,951	$(38,611)
Net income attributable to non-controlling interest	699	19
Net income (loss)	43,650	(38,592)
Income tax provision (benefit)	14,453	(16,110)
Income (loss) before provision (benefit) for income taxes	58,103	(54,702)
Other income, net	(1,826)	(4,520)
Interest expense, net	4,057	4,103
Operating income (loss), net	60,334	(55,119)
Depreciation and amortization	12,777	11,731
Other income, net	1,826	4,520
EBITDA	74,937	(38,868)
Integration/acquisition costs (1)	-	3,107
Tradename write-offs (2)	-	106,555
Adjusted EBITDA	$74,937	$70,794

Operating margin	12.5%	(11.8%)
Depreciation and amortization	2.6%	2.5%
Other income, net	0.4%	1.0%
EBITDA margin	15.5%	(8.3%)
Integration/acquisition costs (1)	-	0.6%
Tradename write-offs (2)	-	22.9%
Adjusted EBITDA margin	15.5%	15.2%

Net income (loss) attributable to Korn Ferry	$42,951	$(38,611)
Integration/acquisition costs (1)	-	3,107
Tradename write-offs (2)	-	106,555
Tax effect on the adjusted items (3)	-	(26,893)
Adjusted net income attributable to Korn Ferry	$42,951	$44,158

Basic earnings (loss) per common share	$0.77	$(0.70)
Integration/acquisition costs (1)	-	0.06
Tradename write-offs (2)	-	1.92
Tax effect on the adjusted items (3)	-	(0.49)
Adjusted basic earnings per share	$0.77	$0.79

Diluted earnings (loss) per common share	$0.76	$(0.70)
Integration/acquisition costs (1)	-	0.06
Tradename write-offs (2)	-	1.90
Tax effect on the adjusted items (3)	-	(0.48)
Adjusted diluted earnings per share	$0.76	$0.78

Explanation of Non-GAAP Adjustments
(1) Costs associated with completing a previous acquisition, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.

(2) The Company implemented a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities implemented a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.

(3) Tax effect on integration/acquisition costs and tradename write-offs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) AND OPERATING INCOME (LOSS) (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2019
		Executive Search
	Advisory	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$195,526	$111,722	$46,530	$27,362	$7,585	$193,199	$95,824	$-	$484,549
Total revenue	$199,320	$115,446	$47,312	$27,668	$7,587	$198,013	$98,865	$-	$496,198

Net income attributable to Korn Ferry									$42,951
Net income attributable to noncontrolling interest									699
Other income, net									(1,826)
Interest expense, net									4,057
Income tax provision									14,453
Operating income (loss)	$25,791	$30,322	$7,311	$6,993	$1,010	$45,636	$15,041	$(26,134)	60,334
Depreciation and amortization	8,053	901	456	346	328	2,031	992	1,701	12,777
Other income (loss), net	726	1,140	12	15	57	1,224	74	(198)	1,826
EBITDA and Adjusted EBITDA	$34,570	$32,363	$7,779	$7,354	$1,395	$48,891	$16,107	$(24,631)	$74,937
EBITDA and Adjusted EBITDA margin	17.7%	29.0%	16.7%	26.9%	18.4%	25.3%	16.8%		15.5%

	Three Months Ended July 31, 2018
		Executive Search
	Advisory	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$195,375	$112,097	$46,654	$26,295	$7,878	$192,924	$77,269	$-	$465,568
Total revenue	$200,147	$115,757	$47,749	$26,625	$7,903	$198,034	$80,181	$-	$478,362

Net loss attributable to Korn Ferry									$(38,611)
Net income attributable to noncontrolling interest									19
Other income, net									(4,520)
Interest expense, net									4,103
Income tax benefit									(16,110)
Operating income (loss)	$(83,079)	$26,514	$6,969	$6,641	$754	$40,878	$11,645	$(24,563)	(55,119)
Depreciation and amortization	7,431	979	370	370	107	1,826	761	1,713	11,731
Other income (loss), net	570	3,501	340	175	37	4,053	105	(208)	4,520
EBITDA	(75,078)	30,994	7,679	7,186	898	46,757	12,511	(23,058)	(38,868)
EBITDA margin	(38.4%)	27.6%	16.5%	27.3%	11.4%	24.2%	16.2%		(8.3%)

Integration/acquisition costs	3,027	-	-	-	-	-	-	80	3,107
Tradename write-offs	106,555	-	-	-	-	-	-	-	106,555
Adjusted EBITDA	$34,504	$30,994	$7,679	$7,186	$898	$46,757	$12,511	$(22,978)	$70,794
Adjusted EBITDA margin	17.7%	27.6%	16.5%	27.3%	11.4%	24.2%	16.2%		15.2%